UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 29, 2012

INFRAX SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52488	20-2583185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6365 53rd Street North Pinellas Park, FL 33781		33781
(Address of principal executive offices)		(Zip Code)

727-498-8514

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 12, 2012, Infrax Systems on behalf of Lockwood Technology, its subsidiary, filed a lawsuit in The Sixth Judicial Circuit Court in Pinellas County Florida, against Lockwood Worldwide Incorporated, Brad Vinecombe, Cheryl S. Reed , Bruno Riegland Adam Vinecombe for fraud, Intellectual Property Theft, fraudulent diversion of contracts, theft of trade secrets, trade mark infringement, violation of employment agreements including non-compete provisions, and theft of corporate opportunities.

On March 5th, 2012, the state case was moved to the United States District Court, Middle District of Florida and is now under Federal jurisdiction.

The Company believes that the actions by the defendants have caused millions of dollars in lost revenue, as well as significant intangible losses, amounting to 10s of millions of dollars, which includes negative impact to the Company’s public share price and its market cap. Through this litigation, Infrax and Lockwood Technology have petitioned for immediate injunction relief, immediate cessation, and equitable monetary relief from the defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  March 29, 2012